Exhibit 10-9

ENERGY EAST CORPORATION

DEFERRED COMPENSATION PLAN

(Effective January 1, 2004)

ENERGY EAST CORPORATION
DEFERRED COMPENSATION PLAN

ENERGY EAST CORPORATION
DEFERRED COMPENSATION PLAN

(Effective January 1, 2004)

ARTICLE 1

INTRODUCTION

               1.1.      Name. The name of this Plan is the Energy East Corporation Deferred Compensation Plan ("Deferred Compensation Plan").

               1.2.      Effective Date. The effective date of this Deferred Compensation Plan is January 1, 2004.

               1.3.      Purpose. This Deferred Compensation Plan is amended and restated, effective January 1, 2004, by Energy East Corporation for the purposes of providing retirement benefits for a select group of management and/or highly compensated employees of Affiliates of the Company.

               This Deferred Compensation Plan provides a means whereby Eligible Employees may defer a portion of their annual cash wages and earnings and certain bonuses they otherwise would receive and whereby the Employer may make discretionary contributions to the account of Eligible Employees.

               All deferrals and contributions under this Plan shall be in the form of unfunded recordkeeping entries that shall be credited with earnings as specified in the Plan.

               1.4.     Merger Clause.      This Deferred Compensation Plan document merges the following with and into this Deferred Compensation Plan on the terms and conditions provided herein as of the Effective Date: the Berkshire Energy Resources Non-Qualified Retirement Savings Plan, the Central Maine Power Company Non-Qualified Deferred Compensation Plan, the Connecticut Natural Gas Corporation Deferred Compensation Plan, the Energy East Management Corporation Deferred Compensation Plan, the Energy Network Deferred Compensation Plan, the New York State Electric & Gas Corporation Deferred Compensation Plan, the Rochester Gas & Electric Corporation Deferred Compensation Plan, the benefits provided by Section 3.2 of the Rochester Gas & Electric Corporation Supplemental Retirement Benefit Plan. Each of the foregoing plans which were merged with and into this Deferred Compensation Plan is referred to individually as a "Predecessor Plan" and collectively as the "Predecessor Plans".

ARTICLE II

DEFINITIONS

               Whenever the following initially capitalized words and phrases are used in this Deferred Compensation Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary:

               2.1.     "Administrator" shall mean the Compensation and Management Succession Committee of the Board of Directors of the Company, and any successor thereto. In the absence of such committee, the Board of Directors of the Company shall be the Administrator.

               2.2.     "Affiliate" means any of the subsidiaries or affiliates of the Company, whether or not such entities have adopted the Plan, and any other entity which is a member of a "controlled group of corporations", a "group under common control" or an "affiliated service group" all as determined under Section 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, of which the Company is the common parent.

               2.3.     "Beneficiary" shall mean such person or legal entity as may be designated by a Participant under Section 6.4 to receive benefits hereunder after such Participant's death.

               2.4.      "Change in Control" shall mean a change in the control of the Company or the subsidiary of the Company the Participant is employed by through purchase or exchange of stock or assets, or by merger, or otherwise.

               2.5.      "Company" shall mean Energy East Corporation ("Energy East").

               2.6.      "Compensation" shall mean the taxable wages, earnings and commissions payable for a Plan Year together with cash payments under the Energy East Corporation Annual Executive Incentive Plan (the "AEIP") and any ad hoc cash performance-based bonuses designated by the Administrator after reduction for applicable Federal Insurance Contributions Act ("FICA") and Federal Unemployment Tax Act ("FUTA") taxes but before any reduction to such taxable wages and earnings, bonuses, incentives and commissions is effected in accordance with the Deferred Compensation Election Form, and before any reduction is made for elective deferrals to any cash or deferred arrangement maintained pursuant to Section 401(k) of the Code or to any cafeteria plan maintained pursuant to Section 125 of the Code in which the Eligible Employee participants.

               2.7.     "Deferred Compensation" shall mean that portion of the Participant's Compensation which the Participant elects to defer pursuant to Section 4.1 of this Deferred Compensation Plan in accordance with a Deferred Compensation Election Form.

               2.8.     "Deferred Compensation Account" shall mean the recordkeeping account established by the Administrator for each Participant to which the portion of a Participant's taxable wages and earnings that is voluntarily deferred pursuant to Section 4.1 is credited. A Participant shall at all times be fully vested in the balance of his Deferred Compensation Account.

               2.9.      "Deferred Compensation Election Form" shall mean a document or form as made available from time to time by the Administrator, whereby an Eligible Employee enrolls as a Participant and elects to defer Compensation pursuant to Article IV of this Plan.

               2.10.     "Deferred Compensation Investment Election Form" shall mean a document, form, voice response unit (VRU) or website as made available from time to time by the Administrator, whereby an Eligible Employee elects to invest, or modify a prior election to invest, his or her Deferred Compensation Account pursuant to Article VII of this Plan.

               2.11.     "Disability" shall mean a disability qualifying for benefits payable under the Employer's long-term disability plan under which the Participant is covered.

               2.12.     "Eligible Employee" shall mean an individual employed by a Participating Employer who is (a) a member of a select group of management and/or highly compensated employees and who is designated by the Administrator to be eligible to participate hereunder; (b) a participant in a Predecessor Plan on December 31, 2003 (c) any employee of a Participating Subsidiary eligible for the Energy East Corporation Annual Executive Incentive Plan.

               2.13.     "Employer Contribution Account" shall mean the recordkeeping account established by the Administrator for each Participant to which the portion of a Participant's matching contributions provided pursuant to Section 5.1 and/or discretionary contributions provided pursuant to Section 5.2 are credited.

               2.14.      "Hardship" shall mean a condition caused by illness or accident, property loss due to casualty, or a similar extraordinary and unforeseeable event outside the control of the Participant.

               2.15.      "Participant" shall mean an individual who has amounts standing to his credit under this Plan, regardless of whether the individual is currently deferring into this Plan.

               2.16.      "Participating Employer" shall mean an individual employed by an Affiliate of the Company that is listed in Appendix A.

               2.17.      "Plan Year" shall mean the calendar year.

               2.18.      "Plan" shall mean the Energy East Corporation Deferred Compensation Plan.

               2.19.      "Predecessor Plan" shall have the meaning set forth in Section 1.4.

ARTICLE III

PARTICIPATION BY ELIGIBLE EMPLOYEES

               3.1.      Participation. Participation in this Plan is limited to Eligible Employees. Employees who were previously eligible to participate in this Plan or a Predecessor Plan may continue to maintain account balances of amounts previously deferred under this Plan. An Eligible Employee shall participate in the Plan as determined by the Administrator. A Participant who separates from service with all Participating Employers will cease participation hereunder.

               3.2.      Failure to Designate. In the event that the Administrator fails to designate the group of Eligible Employees who shall be eligible to participate for any year, each Eligible Employee who was designated in the prior year shall be deemed to have been designated for the next succeeding Plan Year, provided that any such employee shall participate for purposes of the next succeeding Plan Year only if he or she is actively employed by a Participating Employer on the first day of such succeeding Plan Year and provided he or she is an Eligible Employee for such year.

               3.3.      Immediate Cash-Out of Ineligible Employee. This Deferred Compensation Plan is intended to be an unfunded "top-hat" plan, maintained primarily for the purpose of providing benefits for a select group of management or highly compensated employees. Accordingly, if the Administrator determines that any Participant does not qualify as a member of the select group, and his continued participation jeopardizes the "top-hat" status of the Plan, in the Administrator's sole discretion, one hundred percent (100%) of such Participant's Deferred Compensation Account and Employer Contribution Account shall be paid to the Participant immediately.

ARTICLE IV

PARTICIPANT DEFERRALS

               4.1.      Deferral of Compensation. An Eligible Employee may elect to defer up to one hundred percent (100%) of his future compensation in one percent (1%) increments, by completing and executing a Deferred Compensation Election Form which specifies the amount of Compensation to be deferred and filing it with the Administrator. Any election, modification or revocation shall be effective only for Compensation payable at least thirty (30) days after the Administrator receives the Deferred Compensation Election Form. An election to defer compensation may be modified (including revocation) only as of the first day of a Plan Year. No election, modification or revocation is permissible with respect to Compensation paid prior to the execution of a Deferred Compensation Election Form. Deferrals of Compensation hereunder shall always be one hundred percent (100%) vested.

               4.2.      Period for Which Deferral Election is Effective. A Participant's election to defer Compensation shall remain in effect until modified or revoked as provided in Section 4.1.

               4.3.      Newly Eligible Employees. Any Eligible Employee who becomes eligible to participate in this Plan after January 1, 2004 must elect to defer Compensation pursuant to Section 4.1 within thirty (30) days of the date such Eligible Employee becomes eligible to participate in this plan. If no such election is made pursuant to this Section 4.3, such Eligible Employee may only make a deferral of compensation in accordance with the modification period set forth in Section 4.1.

ARTICLE V

DISTRIBUTIONS

               5.1.      Distribution Date. Distribution of a Participant's Deferred Compensation Account and Employer Contribution Account shall commence after the earlier of the Participant's death, Disability, or termination of employment for any reason, in accordance with the terms of Section 5.2.

               5.2.      Method of Payment. Notwithstanding the provisions of Section5.5, distributions upon the earlier of the Participant's death, Disability or retirement shall be paid in the form of either a lump sum or in annual installments for a period of either five (5) or ten (10) years. Each Participant must elect the form and time of distribution by completing a Deferred Compensation Election Form within thirty (30) days of the date on which a Participant becomes an Eligible Employee or elects to defer compensation pursuant to Article IV of this Plan, whichever is later. The Participant may change a prior election to have his or her benefit distributed in installments by submitting a completed Deferred Compensation Election Change Form to the Administrator within the appropriate time period. The election of the form of payment must be submitted no less than twelve (12) months prior to the date distributions are scheduled to commence and must postpone the payment for at least five (5) years from the date distributions were scheduled to commence the year prior to the year of benefit commencement. In the absence of a timely election, distributions shall be paid in the form of a lump sum. A Participant will be considered to have retired if his termination of employment occurs after he or she has attained age 55.

               In the event a Participant terminates employment prior to death, Disability or retirement, distributions shall automatically be paid in the form of a lump sum.

               The foregoing notwithstanding any amounts deferred under a Predecessor Plan shall be paid in accordance with the terms of, and the elections made under, such Predecessor Plan.

               5.3.      Hardship Distribution. A Participant may apply to the Administrator for early distribution of all or any part of his Deferred Compensation Account on account of Hardship, which application shall include a statement of the facts which the Participant considers to constitute a Hardship. The Administrator, in its sole and absolute discretion, shall determine whether the stated facts constitute a Hardship. A Participant shall be entitled to a Hardship distribution if (a) the Administrator determines, in accordance with the immediately preceding sentence, that the Participant has incurred a Hardship and (b) the Participant has taken all available distributions from all plans qualified pursuant to Section 401 of the Code which are maintained by the Company or an Affiliate of the Company in which the Participant participates. Such Hardship distribution shall be made in a single lump sum and in cash.

               5.4.      Distributions on Death. In the event of a Participant's death before his Deferred Compensation Account has been distributed, distribution shall be made to the Beneficiary selected by the Participant in a single lump sum cash payment or in annual installments for a period not to exceed five years in the sole discretion of the Administrator. Payments will commence within sixty (60) days after the date of death (or, if later, after the proper Beneficiary has been identified). In the event that a Participant dies after commencing annual installment payments, the remaining payments will be made to the Beneficiary selected by the Participant. A Participant may from time to time change his designated Beneficiary without the consent of such Beneficiary by filing a new designation in writing with the Administrator. If no Beneficiary designation is in effect at the time of the Participant's death, or if the designated Beneficiary is missing or has predeceased the Participant, distribution in a single lump sum cash payment shall be made to the Participant's estate.

               5.5.      Distribution on Change in ControlError! Bookmark not defined.. In the event of a change in control as defined in this Plan, each Participant who terminates employment for any reason within two (2) years after such Change in Control will receive the value of his Deferred Compensation Account and Employer Contribution Account in a lump sum no later than thirty (30) days after the Participant's termination of employment.

               5.6.      Valuation of Distributions. All distributions under this Plan shall be based upon the amount credited to a Participant's Deferred Compensation Account and Employer Contribution Account, as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a Participant electing such method of payment shall be determined by dividing the amount credited to the Participant's Deferred Compensation Account and Employer Contribution Account by the remaining number of installments, including the current installment, to be paid. It is understood that administrative requirements may lead to a delay between such valuation date and the date of distribution, not to exceed thirty (30) days.

ARTICLE VI

ACCOUNTS

               6.1.      Deferred Compensation Account. The Administrator shall establish and maintain, or cause to be established and maintained, a separate Deferred Compensation Account for each Participant hereunder. Each such Participant's Compensation deferred under a Predecessor Plan and/or deferred pursuant to a Deferred Compensation Election Form under Section 4.1 shall be separately accounted for and credited with earnings, for recordkeeping purposes only, to his Deferred Compensation Account. A Participant's Deferred Compensation Account shall be solely for the purposes of measuring the amounts to be paid under the Deferred Compensation Plan. The Company shall not be required to fund or secure the Deferred Compensation Account in any way -- the Company's obligation to Participants hereunder being purely contractual.

               6.2.      Employer Contribution Account. The Administrator shall establish and maintain, or cause to be established and maintained, a separate Employer Contribution Account for each Participant hereunder who receives a matching or discretionary contribution under a Predecessor Plan and/or pursuant to Sections 5.1 and/or 5.2. Each such Participant's Employer contributions shall be separately accounted for and credited with earnings, for recordkeeping purposes only, to his Employer Contribution Account. A Participant's Employer Contribution Account shall be solely for the purposes of measuring the amounts to be paid under the Deferred Compensation Plan. The Company's shall not be required to fund or secure the Employer Contribution Account in any way -- the Company's obligation to Participants hereunder being purely contractual.

               6.3.      Crediting of Earnings and Statement of Account. The Participant's Deferred Compensation Account and Employer Contribution Account shall be credited with earningsdaily. The amount of earnings to be credited each business day shall be equal to the investment return of the Plan investments selected by the Participant pursuant to Section 7.4. Earnings will be credited for whole days only. As soon as practicable after the end of each Plan Year (and at such additional times as the Administrator may determine), the Administrator shall furnish each Participant with a statement of the balance credited to the Participant's Deferred Compensation Account and Employer Contribution Account Upon a Change in Control, as defined in 2.3, the method of crediting earnings may not be modified or amended.

               6.4.      Investment Election. The earnings to be contributed to each Deferred Compensation Account shall be calculated according to the investment elections made pursuant to this Section6.4. Each Eligible Employee, within thirty (30) days of the date on which he or she becomes a Participant in the Plan, shall elect among the available investment options hereunder. The Administrator shall select the investment options under the Plan, and may change such investment options upon at least thirty (30) days notice to Participants. A Participant may modify his or her investment election once eachbusiness day, to be effective the next business day.

               6.5.      Investment to Facilitate Payment of Benefits. Although the Employer is not obligated to invest in any specific asset or fund, or purchase any insurance contract in order to provide the means for the payment of any liabilities under this Deferred Compensation Plan, the Administrator may elect to do so.

ARTICLE VII

FUNDING AND PARTICIPANT'S INTEREST

               7.1.      Deferred Compensation Plan Unfunded. This Deferred Compensation Plan shall be unfunded and no trust shall be created by the Deferred Compensation Plan. The crediting to each Participant's Deferred Compensation Account and Employer Contribution Account, as the case may be, shall be made through recordkeeping entries. No actual funds shall be set aside; provided, however, that nothing herein shall prevent any Participating Employer from establishing one or more grantor trusts from which benefits due under this Deferred Compensation Plan may be paid in certain instances. All distributions shall be paid by the Participating Employer from its general assets and a Participant (or his or her Beneficiary) shall have the rights of a general, unsecured creditor against the Participating Employer for any distributions due hereunder. The Deferred Compensation Plan constitutes a mere promise by the Participating Employer to make benefit payments in the future.

               7.2.      Participant's Interest in Plan. A Participant has an interest only in the cash value of the amount credited to his accounts. A Participant has no rights or interests in any specific funds, stock or securities.

ARTICLE VIII

ADMINISTRATION AND INTERPRETATION

               8.1.      Administration. The Administrator shall be in charge of the overall operation and administration of this Deferred Compensation Plan. The Administrator has, to the extent appropriate and in addition to the powers described elsewhere in this Plan, full discretionary authority to construe and interpret the terms and provisions of the Plan; to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan; to perform all acts, including the delegation of its administrative responsibilities to advisors or other persons who may or may not be employees of the Company and/or its Affiliates; and to rely upon the information or opinions of legal counsel or experts selected to render advice with respect to the Plan, as it shall deem advisable, with respect to the administration of the Plan.

               8.2.      Interpretation. The Administrator may take any action, correct any defect, supply any omission or reconcile any inconsistency in the Deferred Compensation Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Deferred Compensation Plan into effect or to carry out the Company's purposes in adopting the Plan. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company or the Administrator arising out of or in connection with the Deferred Compensation Plan, shall be within the absolute discretion of each of them, and shall be final, binding and conclusive on the Company, all Participating Employers, and all Participants and Beneficiaries and their respective heirs, executors, administrators, successors and assigns. The Administrator's determinations hereunder need not be uniform, and may be made selectively among Eligible Employees, whether or not they are similarly situated.

               8.3.      Records and Reports. The Administrator shall keep a record of proceedings and actions and shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under this Plan. The Administrator shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Employer are properly available.

               8.4.      Payment of Expenses. The Company shall bear all expenses incurred by the Administrator in administering this Plan. If a claim or dispute arises concerning the rights of a Participant or Beneficiary to amounts deferred under this Plan, regardless of the party by whom such claim or dispute is initiated, the Company shall, upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by the Participant or by anyone claiming under or through the Participant (such person being hereinafter referred to as the "Participant's Claimant"), in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling of such claim or dispute; provided, that:

               (a)    The Participant or the Participant's Claimant shall repay to the Company any such expenses theretofore paid or advanced by the Company if and to the extent that the party disputing the Participant's rights obtains a judgment in its favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, and it is determined by the court that such expenses were not incurred by the Participant or the Participant's Claimant while acting in good faith; provided further, that

               (b)   In the case of any claim or dispute initiated by a Participant or the Participant's Claimant, such claim shall be made, or notice of such dispute given, with specific reference to the provisions of this Plan, to the Administrator within two (2) years (three (3) years, in the event of a Change in Control) after the occurrence of the event giving rise to such claim or dispute.

               8.5.      Indemnification for Liability. The Company shall indemnify the Administrator and the employees of the Company to whom the Administrator delegates duties under this Plan, against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with this Plan, unless the same is determined to be due to gross negligence or willful misconduct.

               8.6.      Claims Procedure. If a claim for benefits or for participation under this Plan is denied in whole or in part, a Participant will receive written notification. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure.

               8.7.      Review Procedure. Within ninety (90) days after the claim is denied, a Participant (or his duly authorized representative) may file a written request with the Administrator for a review of his denied claim. The Participant may review pertinent documents that were used in processing his claim, submit pertinent documents, and address issues and comments in writing to the Administrator. The Administrator will notify the Participant of his or her final decision in writing. In his or her response, the Administrator will explain the reason for the decision, with specific references to pertinent Deferred Compensation Plan provisions on which the decision was based.

ARTICLE IX

AMENDMENT AND TERMINATION

               9.1.      Amendment and Termination. The Administrator shall have the right, at any time, to amend or terminate this Deferred Compensation Plan in whole or in part provided that such amendment or termination shall not adversely affect the right of any Participant or Beneficiary to a payment under the Deferred Compensation Plan on the basis of contributions allocated to the Participant's Deferred Compensation Account and/or Employer Contribution Account. The Company, upon review of the effectiveness of the Deferred Compensation Plan, may at any time recommend amendments to, or termination of, the Deferred Compensation Plan to the Administrator. The Administrator reserves the right, in its sole discretion, to discontinue deferrals under, or completely terminate, the Deferred Compensation Plan at any time. If the Deferred Compensation Plan is discontinued with respect to future deferrals, Participants' Deferred Compensation Accounts and Employer Contribution Accounts shall be distributed in accordance with the provisions of Section5.1, unless the Administrator designates that distributions shall be made on an earlier date. If the Administrator designates such earlier date, each Participant shall receive distribution of his entire Deferred Compensation Account and Employer Contribution Account, as specified by the Administrator. If the Deferred Compensation Plan is completely terminated, each Participant shall receive distribution of his entire Deferred Compensation Account and Employer Contribution Account in one lump sum cash payment as of the date of the Deferred Compensation Plan termination as designated by the Administrator.

ARTICLE X

MISCELLANEOUS PROVISIONS

               10.1.      Right of Employer to Take Employment Actions. The adoption and maintenance of this Deferred Compensation Plan shall not be deemed to constitute a contract between the Company (including its Affiliates) and any Eligible Employee, nor to be a consideration for, nor an inducement or condition of, the employment of any person. Nothing herein contained, or any action taken hereunder, shall be deemed to give any Eligible Employee the right to be retained in the employ of the Company or its Affiliates or to interfere with the right of the Company or its Affiliates to discharge any Eligible Employee at any time, nor shall it be deemed to give to the Company or its Affiliates the right to require the Eligible Employee to remain in the employ of the Company or any of its Affiliates, nor shall it interfere with the Eligible Employee's right to terminate his or her employment at any time. Nothing in this Plan shall prevent the Company or any Affiliate from amending, modifying, or terminating any other benefit plan.

               10.2.      Alienation or Assignment of Benefits. A Participant's rights and interest under the Deferred Compensation Plan shall not be assigned or transferred except as otherwise provided herein, and the Participant's rights to benefit payments under the Deferred Compensation Plan shall not be subject to alienation, pledge or garnishment by or on behalf of creditors (including heirs, beneficiaries, or dependents) of the Participant or of a Beneficiary.

               10.3.      Right to Withhold. To the extent required by law in effect at the time a distribution is made from the Deferred Compensation Plan, the Company, its Affiliates or the agents of the foregoing shall have the right to withhold or deduct from any distributions or payments any taxes required to be withheld by federal, state or local governments.

               10.4.      Construction. All legal questions pertaining to the Deferred Compensation Plan shall be determined in accordance with the laws of the State of New York, to the extent such laws are not superseded by the Code, Employee Retirement Income Security Act of 1974, as amended, or any other applicable federal law.

               10.5.      Headings. The headings of the Articles and Sections of this Deferred Compensation Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

               10.6.      Number and Gender. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and references to the male gender shall be construed as applicable to the female gender where applicable, and vice versa.

* * * * *

   IN WITNESS WHEREOF, the Company and the other Participating Employers have caused this Plan to be executed in their name and on their behalf as of the 1st day of January, 2004, by their officers thereunto duly authorized.

                                              ENERGY EAST CORPORATION

                                              By:   /s/ Robert D. Kump
                                                     Robert D. Kump
                                                     Vice President, Treasurer and Secretary

PARTICIPATING EMPLOYERS:

BERKSHIRE GAS COMPANY

By:     /s/ Karen L. Zink
         Karen L. Zink
         Vice President

CENTRAL MAINE POWER COMPANY

By:    /s/ Sara J. Burns
        Sara J. Burns
        President

CONNECTICUT NATURAL GAS CORPORATION &
THE SOUTHERN CONNECTICUT GAS COMPANY

By:    /s/ Michael I. German
        Michael I. German
        President

NEW YORK STATE ELECTRIC & GAS CORPORATION

By:    /s/ James P. Laurito
        James P. Laurito
        President

ROCHESTER GAS AND ELECTRIC CORPORATION

By:    /s/ James P. Laurito
        James P. Laurito
        President

ENERGY EAST MANAGEMENT CORPORATION

By:    /s/ Richard R. Benson
        Richard R. Benson
        Vice President - Human Resources

UTILITY SHARED SERVICES CORPORATION

By:    /s/ Sara J. Burns
        Sara J. Burns
        President

APPENDIX A

Employees of the following Energy East subsidiaries who satisfy the requirements of Section 2.9 of the Plan will be eligible to participate in the Plan:

EIN                Company Name

04-1731220   The Berkshire Gas Company

01-0042740   Central Maine Power Company

06-0383860   Connecticut Natural Gas Corporation

06-0835501   The Southern Connecticut Gas Company

15-0398550   New York State Electric & Gas Corporation

16-0612110   Rochester Gas and Electric Corporation

16-1571525   Energy East Management Corporation

02-0706408   Utility Shared Services Corporation